UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 23, 2011 (August 11, 2011)
Date of Report (Date of earliest event reported)

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2815 Eastlake Avenue East, Suite 300 Seattle, Washington	(206) 336-5560	V6N 3E6
(Address of principal executive offices)	Registrant's telephone number, including area code	(Zip Code)

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On August 11, 2011, TapImmune Inc. (the “Company”) announced that following the recent FDA IND approval, it will sponsor a Phase I HER-2/neu targeted therapeutic vaccine trial in HER-2/neu positive breast cancer patients at the Mayo Clinic.

The trial stems from a technology license option and sponsored research agreements between Mayo Clinic and TapImmune and is based on research on novel immunogenic peptide epitopes of the HER-2/neu antigen discovered in breast cancer patients with pre-existing immunity to HER-2/neu.  The trial is jointly led by Keith Knutson, Ph.D and Amy Degnim, M.D. Mayo Clinic.   According to Dr Knutson, “HER-2/neu is associated with aggressiveness in breast cancer and in our preclinical mouse studies we found that boosting HER-2/neu-specific immunity blocks tumor growth.  In the planned human clinical trial, the goal will be to determine whether we can also boost immunity to HER-2/neu in patients, hopefully paving the way to asking whether vaccination blocks tumors in humans.”

In the upcoming trial, HER-2/neu positive breast cancer patients will be given the vaccine mixed with GM-CSF as an adjuvant to enhance immunity.  The trial aims to evaluate the safety of this vaccine as well as immune responses.

According to TapImmune’s Chairman and CEO, Dr. Glynn Wilson, this represents the first step in the Company’s attempt to develop a novel HER-2/neu vaccine that augments both CD4 T-helper cells and CD8 cytotoxic T-cells.  This technology may ultimately work synergistically with TapImmune’s core TAP technology with the aim of producing a robust and long-acting immune response in a broad population of HER-2/neu positive breast cancer patients. Dr. Wilson has stated, “Immunotherapies are increasingly playing a major role in oncology to prolong patient survival and quality of life.  TapImmune is delighted to be collaborating with leaders at the Mayo Clinic to translate pioneering research into new treatments.”

The trial is due to commence recruitment in the fourth quarter of 2011.  Under the terms of the technology license option agreement with the Mayo Clinic, TapImmune has an exclusive worldwide option to become the exclusive licensee for sale of any resulting commercial vaccines.

The information in this Item 7.01 of this Form 8-K and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K and in Exhibit 99.1 attached hereto shall also not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibits.
99.1	Press Release entitled “TapImmune to Sponsor Phase 1 Breast Cancer Vaccine Trial Following the Recent FDA Approval of Investigational New Drug Application”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 TAPIMMUNE INC.

By:     /s/ Denis Corin
Title:  President
August 23, 2011